EXHIBIT 10.1

Strategic Cooperation Agreement

Party A: Alitaitai Industrial Holding Group

Address: Floor 6-7 Huajingge, No 231, Haitian Rd, Huli Qu, Xiamen, China

Floor 2 Zhangxiong Yishu Guan, No 12, Huguang Dasha, Siming Qu,

Xiamen, China

MT: 137-7995-7668 159-0155-6698

E-mail: 119854286qq@.com

Party B: Merion, Inc.

Address: 9550 Flair Dr #302. El Monte,CA91731.USA.

Tel: 001-626-448-3737 Fax:001-626-448-2163

E-mail: info@merionus.com

Party A "Alitaitai Industrial Holdings Group" is the financial and commercial group company which is a joint venture of five companies in Hongkong, including Hong Kong Ali Taitai Industrial Group Co., Ltd., Taiwan China Ali Taitai Intelligent Technology Co., Ltd., Patriotic No.1 Peace Fund, Ankang Ali Taitai Intelligent Technology Co., Ltd. and Fujian Ali Taitai Network Technology Co., Ltd. It has a legal direct sales license in Taiwan. And it is a comprehensive platform for engaging in major health + artificial intelligence + big data + education + finance + public welfare.

Party B Merion, Inc. is a public biotech company listed on OTC Markets (ticker symbol is EWLU). Merion Inc. has product patents, production technologies, serial products, research and development capabilities and international trade in sports nutrition and health food. Its products meet the requirements of the US FDA for health foods and test analysis reports, and they have resource advantages including of applying for FDA free sales certificates and other certificates. Based on the consensus of the global Internet new retail sharing economy, blockchain technology application and capital operation business philosophy, the two parties decided to implement the integrated development of the platform resources in according to the principle of “resource sharing, complementary advantages, mutual benefit and mutual development”.

The two parties reached the following strategic agreement on the specific aspects of cooperation:

First, Cooperation content:

(a) Collaborative content currently in progress:

1. Within the time limit agreed by both parties (Party B officially applies for the transfer of the New York Stock Exchange or Nasdaq trading market), Party A will expand the market of the high-tech small molecule functional products of Party B through the sales channels of Party A’s sales platform. Party B will reward Party A the common stocks ($2 US dollars per share) which equals 10% of the received sales by Party B as the sales bonus for all the sales by Party A. For example, if Party A realized the USD 3 million sale of Party B’s products and complete all the payment, Party B agrees to provide Party A 150 thousand shares of Party B’s common stocks as bonus. The sales cannot be included in the bonus if Party B does not receive the fully payment but deduct from the actual bonus amount. For example, Party A sells USD 3 million products of Party B, but Party B only receive the payment of USD $2.9 million from Party A, and Party A does not pay Party B 100 thousand within 6 weeks, then the reward shares of Party A should be equals USD$300,000 minus USD100 thousand, which is 145 thousand shares of Party B’s common stock.

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2. In order to encourage Party A’s marketing, Party B agrees to reward 60,000 shares of Party B’s common stock to Party A as a reward stock for product sales on the premise that Party A make a USD $300 thousand prepaid products. Party A can also purchase additional shares of Party B. The purchase method and final price of the specific shares shall be negotiated by both parties and sign the stock purchase agreement.

3. Party A obtains Party B’s reward stock in its own account, and no arrangement for directly or indirectly distributing or allocating Party B’s shares with any other person (The statement and guarantee do not restrict Party A from legally selling shares in accordance with applicable federal and state securities regulations.) Party A acquire the shares of Party B as the owner but no agent or temporary holder with the purpose to distribute or resell the shares of Party B which violate the Securities Act or any applicable state securities regulations. Party A is a non- US citizen (as defined by Rule 902 in accordance with the Securities Act) and will not acquire Party B’s shares for American accounts or interests. Party A will not do the following within six (6) months since acquiring Party B’s shares: (i) make any offer or sell shares in the United States or to the Americans (in each case, as specified in Regulation S), unless compliant with Regulation S or the exemptions under the registration of Securities Act or (ii) engaging in hedging transactions, except as required by the Securities Act. Party A or any affiliated company of Party A or any person acting on behalf of Party A or Party A’s agent do not participate or will engage in targeted sales related to Party B’s shares (within the definition of Regulation S), and all such persons have complied and will comply with the sales registration requirement outside the United States by Regulation S. Party A hereby declares that it satisfied and complies with the laws and regulations applicable to the acquisition and transfer of Party B’ shares, Party A’s acquisition and continued benefit and ownership of Party B’s shares will not violates any securities regulation application to Party A or other legal requirements within Party A’s jurisdiction. Party A knows that Party B’s reward stocks are not and will not be registered under the Securities Act or under the State Securities Regulations. There fore, unless they subsequently register under the applicable Securities Act and the State Securities Act or obtain an exemption from such registration, the stock cannot be sold, pledge, transfer or disposed. Party B is not obliged to register the shares in accordance with the Securities Law and the applicable state securities laws. Any such registration is at the discretion of Party B.

(B) Proposed cooperation in 2019:

1. It is planned to set up a new retail company in Ankang city and enjoy the four major support policies of the local government.

Party A proposed that both parties can stand at a strategic height and establish a new retail company in Ankang City, Shanxi Province with a good investment environment and preferential policies, enjoy the four major support policies and poverty alleviation projects and western development of the local government, cooperate with the subordinate enterprises of the government, and develop products sales channels in third and fourth tier cities.

2. Party A intends to further innovate the commercial marketing model, use the concept of global sharing economy and consumers to enhance and improve the design and implementation plans of various domestic products in China, and boarded the products application scenarios of both parties by promoting the development of physical enterprises and membership system for increasing entrepreneurial opportunities.

3. Develop artificial intelligence technology industry, patent import capital and promote capital operation by industry.

Party A intends to use the advantages of its artificial intelligence, network technology and financial team to introduce digital assets of patent intellectual property rights and equity of entity enterprises when everything is ready. Create conditions through mutual shareholding, conduct assets securitization and digital certification under the premise of complying with national laws and regulations, build a transnational intelligent service platform and promote trinational capital operation.

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Second, Parties responsibilities

Party A’s responsibilities:

1.	Responsible for immediately integrating the existing e-commerce platform and direct sales license resources, selecting the small molecule + carrier high-tech functional products of Party B, and promote the products on Party A’s own online shopping store and marketing channels during the Asian new years and spring festival holidays.

2.	Responsible for recommending high-tech smart products suitable for using in North America and overseas, and providing relevant qualifications and credit documents including intellectual property rights, manufactures, quality appraisal, sales policies and after-sales services to Party B.

3.	Implementing the capital investment process: intend to invest in the capital market, consider investing in EWLU stocks on the premise of confirming that the funds are ready. It is wished that both parties formally sign the EWLU stock agreement before the application for trading in NYSE or Nasdaq.

4.	Responsible for contacting and implementing the resources of hospitals and health institutions in the Asian region, promoting the integration of Merion E-hospital customer base, and cooperating to provide online medical consultation by North American famous doctors, health consultation, medical treatment abroad, and overseas recovery for patients and sub health populations in Asia.

5.	Responsible for the preliminary preparation and policy consultation before establishing a new retail company in Ankang City, Shanxi Province, and informing Party B the progress of the preparation time by time.

6.	Responsible for taking the resource advantages of the Party A’s group high-tech team, steadily carry out pre-preparation and programs set up of the asset securitization and digital certification and create conditions for operation on the premise of complying with national laws and regulations.

7.	Responsible for timely feedback on the market situation of Party A’s sales channels in Asia and provide constructive comments and suggestions on the special needs of the Asian market.

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Party B’s responsibilities

1.	Responsible for providing the products list and introduction of Merion high-tech small molecules +carriers. And provide the analysis test report which qualified by FDA and FDA free sales certificate and other qualification documents.

2.	Responsible for providing the website of Merion’s relevant disclosure information on the SEC and its enquiry methods, as well as Chinese translation in formation on the relevant provisions of the US securities market trading. It also provides relevant information for Chinese investors to open US stock account procedures and required information.

3.	Responsible for providing Party A with a list of service items and service procedures of Merion e-hospital and continuing to give a discussion and consultations to clarify a specific plan for cooperation between the two Parties.

4.	Responsible for providing an inventive arrangement of reward stock for the mutual benefit and win-win product sales performance based on the Party B’s performance. Under the premise of complying with relevant SEC regulations, specifically determine the process and methods of cooperation.

5.	Responsible for providing Party A with the latest FDA anti-cancer drug supply channels and other high-tech functional foods and nutrition supplements that help prevent cancer.

6.	Responsible for recommending the cooperation with financial institutions and investment banks in North America based on the progress of Party A’s capital operation, and jointly exploring asset securitization and digital certification.

7.	Responsible for the stable provision of various high-tech functional products and overseas service after the establishment of the new retail company in Ankang City introduced by Party A.

8.	Responsible for providing compliance consulting services for FDA-certified GMP factories for Party A’s related companies and conducting OEM business in the Chinese market.

9.	Responsible for providing Merion e-hospital qualifications and American doctors team, connecting American doctors and Chinese hospitals and patients via internet platforms and video call, and providing overseas treatment and drug prescriptions in compliance with relevant laws and regulations. Providing medicine price inquiry, payment of medicines, medicine delivery and other services to meet the needs of domestic overseas customers.

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Third, Profits Distribution:

1. If the products are ordered in batches, it will be processed as international commodity purchase and order process. Party A shall submit an order (including products name, specification, quantity, packaging, arrival port, etc.) 45 business days in advance.

Product settlement method: Party A shall settle with Party B according to the ex-factory price of the product. Both parties agree that the price of the product cannot be lower than the retail price set by Party B when Party A conducting the sales in Asia. If Party A needs to adjust the retail price, Party B shall cooperate with the adjustment of the retail price set on the company’s website. Party A is solely responsible for the cost of sales, distribution and promotion of its products.

2. In order to facilitate Party A’s direct sales business based on legal direct sales licenses, the two parties agreed that a large number of products will be delivered to Hong Kong, so that Party A can distribute it to Taiwan and Southeast Asia in Hong Kong. Products sold through the online store can be shipped by international mail.

3. Sample and distribution agreement: both parties will separately agree and sign a product sales supplement agreement and implement it in accordance with the provision of the supplementary agreement.

Fourth, Others:

1. Confidentiality agreement:

Unless this agreement is required to be disclosed in accordance with relevant laws and regulations, the parties agree to keep the business secrets of the cooperation project confidential, and strictly keep the business operation mode and internal pricing mechanism of the project involved in this agreement confidential. Both parties shall sign confidentiality agreements with employees who may be exposed to the trade secret documents of both parties, they shall not disclose to third especially to competitors without the written authorization of both parties.

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2. Non- circumvention agreement:

Both parties shall abide the terms and the cooperation procedures stipulated in this agreement, jointly abide by the business ethics of good faith cooperation, and promise not to directly occupy the other party’s resources without overcoming the other party’s resources; neither party may unilaterally adjust the marketing sales price to impact the sales plan of the cooperative products; do not spread any words or deeds that are detrimental to the image of both parties or unfavorable to the business development of both parties. Commitment to honest cooperation, mutual benefit and development.

3. Force majeure agreement:

If the agreement cannot be performed due to force majeure, part or all of the liability shall be exempted according to the influence of force majeure, except as otherwise provided by law. If the force majeure happens after the delay in performance, the liability cannot be waived. The term force majeure used in this agreement refers to objective conditions that cannot be foreseen, cannot be avoided, and cannot be overcome, such as major natural disasters, plagues, wars and riots. Other miscellaneous items uncovered in this agreement shall be negotiated by both parties. Any additions, changes or modifications to this agreement shall be in the form of a written supplementary agreement, which shall have the same legal effect as this agreement.

In the event of a dispute arising from the performance of this agreement, it shall be settled by friendly negotiation between two Parties. All questions regarding the composition, validity, enforcement and interpretation of this agreement shall be governed by and construed in accordance with the laws of the State of Nevada without considering its conflict of laws principles. The parties agree to all legal proceedings regarding the interpretation, execution and defense of the transactions contemplated by this agreement and any other transaction documents shall be executed in the Clerk County of Nevada State (whether for the Parties of this agreement or their respective affiliates, directors, officers, shareholders, partners, members, employee or agents). The Parties hereby irrevocably submit the exclusive jurisdiction of the State and federal courts in Clark County, Nevada, to determine any disputes under this agreement or any disputes thereunder or any transactions proposed or in connection with this agreement or any transaction proposed or discussed herein (including the execution of any transaction documents), and hereby irrevocably waive, and agree not to claim in any lawsuit, proceeding or procedure any individual claim not subject to the jurisdiction of such court, which is improper or unreasonable for such proceeding. Each party hereby irrevocably waives the personal delivery process and agrees to process any such action, suit or processing by mailing a copy thereof by registration or certification mail or delivery (with proof of delivery) at the address in force at that place. The parties agree that the notice issued under this agreement shall constitute a good and sufficient delivery process and notice. Nothing contained herein shall be construed as limiting in any way any right that is provided by any other ways permitted by law.

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This agreement is made in two copies, and each Party holds a copy. This agreement shall become effective on the date of signature by both Parties.

Party A: Ali Taiai Industrial Holding, Inc.

Owner: Mr. Wu Youjun

Signature: _____________________Company Seal: __________________

Date: Jan. 8, 2019

Party B: Merion Inc

Owner: DANIES WANG

Signature: _____________________Company Seal: __________________

Date: Jan. 8, 2019

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